                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

    PRELIMINARY PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:

    [X] Preliminary Proxy Statement                       [ ] Confidential, for Use of the Commission
                                                          Only (as permitted by Rule 14a-6(e)(2))

    [ ] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      ADVANCED PLANT PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                 Name of Registrant as Specified in its Charter

--------------------------------------------------------------------------------
  (Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 09-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                      ADVANCED PLANT PHARMACEUTICALS, INC.
                              43 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001

               NOTICE OF THE 2000 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 18, 2000

     The Annual Meeting of Stockholders of Advanced Plant Pharmaceuticals, Inc. (the "Company") will be held at The IDT Building, 520 Broad Street, 17th Floor, Newark, NJ 07102, on July 18, 2000, at 11:00 a.m., local time, to consider and act upon the following matters:

     1. To elect two directors to serve for the ensuing year.

     2. To ratify the selection by the Board of Directors of Michael Finkelstein & Co. as the Company's independent auditors for the current fiscal year.

     3. To amend the Company's Certificate of Incorporation increasing the number of authorized shares of the Company's common stock, par value $.0007 per share, from 120,000,000 shares to 250,000,000 shares.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Stockholders of record as of the close of business on May 22, 2000, will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. The stock transfer books of the Company will remain open.

                                          By Order of the Board of Directors

                                          By:      /s/ DAVID LIEBERMAN
                                            ------------------------------------
                                            David Lieberman,
                                            President

New York, New York
June 18, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

                      ADVANCED PLANT PHARMACEUTICALS, INC.
                              43 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001

          PROXY STATEMENT FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 18, 2000

     This Proxy Statement and accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Plant Pharmaceuticals, Inc. (the "Company") for use at its 2000 Annual Meeting of Stockholders to be held on July 18, 2000, at The IDT Building, 520 Broad Street, 17th Floor, Newark, NJ 07102, at 11:00 a.m., local time, and at any adjournment of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with a stockholder's instructions and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to the President of the Company or by voting in person at the Annual Meeting.

     The Company intends to mail this Proxy Statement to stockholders on or about June 18, 2000, to be accompanied by the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1999.

VOTING SECURITIES AND VOTES REQUIRED

     The Board of Directors has fixed the close of business on May 22, 2000 as the record date for the determination of stockholders of the Company who are entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. As of May 22, 2000, the Company had issued and outstanding 110,424,506 shares of Common Stock. Each stockholder of the Company will be entitled to one vote for each share of Common Stock registered in his or her name on the record date. The presence, in person or by proxy, of a majority of all of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for election of directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the Annual Meeting is required for the ratification of the selection by the Board of Directors of Michael Finkelstein & Co. as the Company's independent auditors for the current fiscal year and to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock which the Company shall have authority to issue. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

     Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same legal effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter ("broker non-votes"), those shares will not be considered as present and entitled to vote with respect to such matter. Accordingly, a broker non-vote on a matter has no effect on the voting on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of May 22, 2000, based upon information obtained from the persons named below, regarding beneficial ownership of the Company's Common Stock by (i) each current director and nominee for director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation," below, (iii) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of its Common Stock and (iv) all executive officers and directors of the Company as a group.

                  NAME AND ADDRESS                      AMOUNT AND NATURE         PERCENT OF
                OF BENEFICIAL OWNER                   OF BENEFICIAL OWNER(1)       CLASS(1)
                -------------------                   ----------------------      ----------
David Lieberman.....................................        23,629,900(2)           21.39%
37 Harotem Street
Ashdod, Israel 77572
Dr. Leonard Bielory.................................         1,380,000(3)            1.24%
400 Mountain Avenue
Springfield, NJ 07081
Officers and Directors as a group (2 persons).......        25,009,900(2)(3)        22.49%

---------------
(1) The number of shares of Common Stock beneficially owned by each person or entity is determined under the rules promulgated by the Securities and Exchange Commission (the "Commission"). Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. The percentage of the Company's outstanding shares is calculated by including among the shares owned by such person any shares which such person or entity has the right to acquire within 60 days after May 22, 2000. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(2) Does not include (i) 1,950,000 shares which Mr. Lieberman has the right to acquire upon exercise of stock options, which Mr. Lieberman voluntarily agreed not to exercise until that time that the stockholders of the Company agree to increase the number of shares of Common Stock that the Company is authorized to issue; (ii) 18,000,000 shares to which Mr. Lieberman's brother, C.J. Lieberman, will be issued upon the approval by the stockholders of the Company to increase the number of shares the Company is authorized to issue to 250,000,000 shares; (iii) 1,050,000 shares which C.J. Lieberman has the right to acquire upon the exercise of stock options issued to him as partial consideration for his acting as President of, and a consultant to, the Company between 1996 and 1999; and (iv) approximately 1,500,000 shares held by C.J. Lieberman as of May 22, 2000. See "Certain Relationships and Related Transactions."

(3) Includes 750,000 shares which Dr. Bielory has the right to acquire upon exercise of stock options. Does not include 18,000,000 shares which Dr. Bielory has the right to acquire upon the exercise of options to be granted to Dr. Bielory upon the approval by the stockholders of the Company to increase the number of shares the Company is authorized to issue to 250,000,000 shares. See "Certain Relationships and Related Transactions."

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The persons named in the enclosed proxy will vote to elect as directors the two nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Both of the nominees have indicated their willingness to serve, if elected, but if any nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by Management. There are no family relationships between or among any officers or directors of the Company.

NOMINEES

     Set forth below for each nominee as a director of the Company is his name and age, position with the Company, principal occupation and business experience during at least the past five years and the date of the commencement of each director's term as a director.

                          NAME                            AGE               POSITION
                          ----                            ---               --------

David Lieberman.                                           37        President and Director
Dr. Leonard Bielory.....................................  45    Chairman and Scientific Director

     David Lieberman has served as President of the Company since July 1, 1996 and as a member of its Board of Directors since June 1996. Since 1991, he has worked in the offices of the Chief Rabbi of Bnai Brak, Israel. He also serves as a consultant for Osem Industries, Inc., an international food conglomerate located in Israel.

     Leonard Bielory, M.D. has served as Chairman and Scientific Director of the Company since March 15, 2000. Dr. Bielory is presently the Director of the Division of Allergy, Immunology and Rheumatology and is the Director of the Division of Asthma and Allergy at the New Jersey Medical School where he is also an Associate Professor of Medicine, Pediatrics and Ophthalmology. Dr. Bielory serves as the Chairman of the Board and President of the University Physician Associates -- the New Jersey Medical School Faculty Practice. Dr. Bielory currently serves as a consultant on allergy and immunology to Newark Beth Israel Hospital, Newark, NJ, and to Saint Barnabas Medical Center, Livingston, NJ.

     All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Directors receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings.

EXECUTIVE OFFICERS

     Officers are elected annually by the Board of Directors and serve at the direction of the Board of Directors. The Company's two executive officers, David Lieberman and Dr. Leonard Bielory are also directors of the Company. Information with regard to such persons is set forth above under the heading "Nominees." On April 7, 2000, Mr. Barry Clare resigned as the Company's Chief Operating Officer. He remains an employee of the Company.

ATTENDANCE AT MEETINGS

     From January 1, 1999 through December 31, 1999, the Board of Directors met or acted without a meeting pursuant to unanimous written consent eight times.

THE COMMITTEES

     The Board of Directors does not have a Compensation, Audit or Nominating Committee, and the usual functions of such committees are performed by the entire Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 10, 1999, the Company entered into a three-year consulting agreement with Mr. C.J. Lieberman, the President of the Company until his resignation in 1996 and the brother of the Company's current President, David Lieberman, to provide consulting services to it with regard to the acquisition of new pharmaceutical products and in the areas of developing, manufacturing and marketing pharmaceutical products. Pursuant to such agreement, the Company agreed to pay C.J. Lieberman a consulting fee of $9,000 per month and have granted him a five-year option to purchase 750,000 shares of the Company's Common Stock, at an exercise price of $.02 per share. As of December 31, 2000, the Company was indebted to C.J. Lieberman for $438,128 for consulting fees and salaries accrued but not paid pursuant to such 1999 consulting agreement and pursuant to prior consulting and employment agreements between C.J. Lieberman and the Company.

     On July 16, 1999, the Company entered into a Technology Purchase Agreement with C.J. Lieberman whereby it acquired exclusive rights and interests to a thirteen step process which utilizes nutrients found in plants to manufacture herbal dietary supplements (the "Process"). The purchase price for the Process was 18,000,000 shares of the Company's Common Stock, the issuance of which is conditioned on its stockholders voting in favor of increasing the number of shares of Common Stock the Company is authorized to issue to 250,000,000 shares. In addition, the Company agreed to pay to C.J. Lieberman a royalty payment of $.01 per bottle of product manufactured with the Process, one (1%) percent of the Company's suggested retail price of each product manufactured with the Process and ten (10%) percent of the Company's net profits from the sale of products manufactured with the Process (net profits to be determined by the Company's independent public accountants using generally accepted accounting principles). The Technology Purchase Agreement further provides that, in the event the Company enters into an agreement with a third party for the sale of products manufactured with the Process, which agreement unconditionally provides for payment to the Company of not less than $20,000,000, the Company shall issue to C.J. Lieberman up to 25,000,000 shares of its Common Stock at the rate of 5,000,000 shares for each $20,000,000 required to be paid to the Company pursuant to such agreement.

     During 1999, the Company issued to David Lieberman 17,000,000 shares of Common Stock, valued at $170,000, and to C.J. Lieberman 6,200,000 shares of Common Stock, valued at $62,000. Such issuances were payment for consulting fees and salaries accrued to such individuals, but unpaid by the Company due to the lack of available funds at the Company's disposal. Notwithstanding such issuances, as of December 31, 1999, the Company was still indebted to David Lieberman and C.J. Lieberman for prior services rendered in the amounts of $178,500 and $438,128, respectively.

     On February 28, 2000, the Company entered into an Asset Purchase Agreement with Dr. Leonard Bielory, the Company's Chairman and Scientific Director, whereby it acquired the exclusive rights and interest to certain allergy and sinus formulations. As consideration therefor, the Company agreed to grant Dr. Bielory options to purchase 18,000,000 shares of its Common Stock at an aggregate exercise price of $180.00, that is, an exercise price of one thousandth of one percent per share; provided, however, that the issuance of Dr. Bielory's option is conditioned on the Company's stockholders voting in favor of increasing the number of shares of Common Stock the Company is authorized to issue to 250,000,000 shares. In addition, the Company agreed to pay Dr. Bielory a royalty payment of $.01 per bottle for each bottle using such formulations acquired from Dr. Bielory, one (1%) percent of the Company's suggested retail price of each bottle using such formulations and ten (10%) percent of the Company's net profits from the sale of products manufactured with such formulations (net profits to be determined by the Company's independent public accountants using generally accepted accounting principles). In the event that the Company enters into an agreement with a third party for the sale of products manufactured using such formulations, which agreement unconditionally provides for payment to the Company of not less than $20,000,000, the Company shall issue to Dr. Bielory up to 25,000,000 shares of its Common Stock at the rate of 5,000,000 shares for each $20,000,000 required to be paid to the Company pursuant to such agreement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the best of the Company's knowledge, David Lieberman and Barry Clare, individuals who were executive officers, directors and/or beneficial owners of more than 10% of the Company's Common Stock during the year ended December 31, 1999, each untimely filed one report on Form 3. Dr. Bielory did not become an officer and director of the Company until March 2000. To the best of the Company's knowledge, all other Forms 3, 4 and 5 required to be filed during the year ended December 31, 1999 were timely filed.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the compensation paid or accrued to the Company's Chief Executive Officer the ("Names Officer") for each of the last three fiscal years. The Company did not compensate any other employee during such period in excess of $100,000 per annum.

                           SUMMARY COMPENSATION TABLE

                                                        ANNUAL COMPENSATION            STOCK
                                                  -------------------------------      AWARDS
                                                                   OTHER ANNUAL      ----------
      NAME AND PRINCIPAL POSITION         YEAR    SALARY ($)      COMPENSATION($)    OPTIONS(#)
      ---------------------------         ----    ----------      ---------------    ----------
David Lieberman.........................  1999     $135,000(1)        $30,000(2)      750,000(2)
  Chief Executive Officer                 1998      135,000(3)(4)          --              --
                                          1997      135,000(3)(5)          --              --

---------------
(1) Of the $135,000 owed to Mr. Lieberman as salary for this period, $19,000 was paid to him and the remaining $116,000 has accrued to him, but has not yet been paid.

(2) An option to purchase 750,000 shares of Common Stock was granted to Mr. Lieberman in June 1999, pursuant to his employment agreement. Such option is exercisable at $.01 per share. The market value of the Company's Common Stock at the time the option was granted to Mr. Lieberman was $.05 per share, resulting in Other Annual Compensation to Mr. Lieberman of $30,000.

(3) During 1999, the Company issued to Mr. Lieberman 17,000,000 shares of its Common Stock, valued in the aggregate at $170,000, or $.01 per share. Such issuance was reimbursement to Mr. Lieberman for $67,500, $80,000 and $22,500 of salary accrued to Mr. Lieberman for services rendered by him as the Company's President during 1996, 1997 and 1998, respectively, but yet unpaid.

(4) Of the $135,000 owed to Mr. Lieberman as salary for this period, (a) $50,000 was paid to Mr. Lieberman in the form of an issuance to him of 800,000 shares of Common Stock valued at the time of issuance at $.0625 per share, and (b) $22,500 was paid to Mr. Lieberman in the form of an issuance to him of a portion of the 17,000,000 shares issued to Mr. Lieberman as discussed in Note 3, above. The remaining $62,500 of salary due Mr. Lieberman has accrued to him, but has not yet been paid.

(5) Of the $135,000 owed to Mr. Lieberman as salary for this period, (a) $55,000 was paid to him in cash, and (b) the remaining $80,000 was paid to him in the form of an issuance to him of a portion of the 17,000,000 shares issued to Mr. Lieberman as described in Note 3, above.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding the granting of options to the Named Officer during the year ended December 31, 1999.

                               INDIVIDUAL GRANTS

         (A)                   (B)                      (C)                             (D)                      (E)
                       NUMBER OF SECURITIES   % OF TOTAL OPTIONS/SARS                        MARKET PRICE
                            UNDERLYING              GRANTED TO                                 ON DATE
                           OPTIONS/SARS              EMPLOYEES          EXERCISE OR BASE       OF GRANT       EXPIRATION
        NAME               GRANTED (#)            IN FISCAL YEAR         PRICE($/SHARE)       ($/SHARE)          DATE
        ----           --------------------   -----------------------   ----------------   ----------------   ----------
David Lieberman              750,000                   23.07%                 $.01               $.05          6/10/04

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

     The following table sets forth certain information regarding options exercisable during 1999 and the value of the options held as of December 31, 1999 by the Named Officer. The Named Officer did not exercise any options in 1999 nor did he hold any options which were not exercisable at December 31, 1999.

                                                                                      VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED   IN-THE-MONEY OPTIONS
                                                                   OPTIONS AT            AT FISCAL YEAR
                            NAME                                 FISCAL YEAR END             END(1)
                            ----                              ---------------------   --------------------
David Lieberman.............................................       1,950,000                $176,250

---------------
(1) The difference between (x) the product of the unexercised options and $0.125, the closing price of the Company's Common Stock on December 31, 1999, as listed on the OTC Bulletin Board, less (y) the product of the unexercised options and the exercise price of such options.

EMPLOYMENT AGREEMENTS

     On June 10, 1999, the Company renewed a 1996 employment agreement to provide for the continued employment of David Lieberman as the President of the Company. The employment agreement provides for employment on a full-time basis and contains a provision that Mr. Lieberman will not compete or engage in a business competitive with the Company's current or anticipated business until the expiration of his agreement in June 2002. Pursuant to the agreement, the Company will pay Mr. Lieberman a base salary of $135,000 per annum and has granted him a five-year option to purchase 750,000 shares of its Common Stock at an exercise price of $.01 per share. The market price of the Company's Common Stock at the time such option was granted was $.05 per share, resulting in immediate compensation to Mr. Lieberman of $30,000. During 1999, the Company issued Mr. Lieberman 17,000,000 shares of its Common Stock as partial payment against accrued salary payable to him for the periods 1996 through 1998. See "Executive Compensation."

     On March 15, 2000, the Company entered into a two year employment agreement with Dr. Leonard Bielory to serve as its Scientific Director. Pursuant to the terms of this agreement, the Company agreed to (i) pay to Dr. Bielory compensation ranging from $500 to $2,500 per month (depending upon the Company's net profits) to reimburse him for accrued, but as yet unpaid, consulting fees;
(ii) grant Dr. Bielory a five-year option to purchase 750,000 shares of its Common Stock at an exercise price of $.4375 per share; (iii) issue to Dr. Bielory an additional 225,000 shares of Common Stock; (iv) issue to Dr. Bielory on each January 1 such employment agreement is in effect an option to purchase an additional 750,000 shares of Common Stock, at an exercise price equal to the listed closing price of such Common Stock on the first day of January upon which the markets are open for trading in the year in which the option is granted; (v) issue to Dr. Bielory 25,000 shares of Common Stock for each article that is written by Dr. Bielory and published in a medical journal or publication that is academic in nature or for speaking engagements or presentations that are for academic purposes; and (vi) issue to Dr. Bielory 5,000 shares of Common Stock for each article that is written by Dr. Bielory and published that is of a marketing nature to promote the Company's products and/or for speaking engagements or presentations that will help market the Company's products.

                     PROPOSAL TO RATIFY THE APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                (PROPOSAL NO. 2)

     The Board of Directors of the Company has selected the firm of Michael Finkelstein & Co., independent certified public accountants, as the principal independent auditors of the Company for the fiscal year ending December 31, 2000, subject to ratification by the stockholders. Michael Finkelstein & Co. served as the Company's independent auditors for 1999. If the appointment of the firm of Michael Finkelstein & Co. is not approved or if that firm shall decline to act or their employment is otherwise discontinued, the Board of Directors will appoint other independent auditors. Representatives of Michael Finkelstein & Co. are expected to be present at the Annual Meeting, will have the opportunity to make a brief statement at the Annual Meeting, if they do desire, and will be available to answer appropriate questions from the Company's stockholders.

                  PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE
                    OF INCORPORATION TO INCREASE THE NUMBER
                            OF AUTHORIZED SHARES OF
                          COMMON STOCK OF THE COMPANY
                                (PROPOSAL NO. 3)

     The Company has, in the past, issued shares of its Common Stock as a means of raising the capital necessary to finance certain acquisitions, repay debt or meet working capital requirements. The Certificate of Incorporation of the Company currently authorizes the Company to issue 120,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of May 22, 2000, the Company had issued and outstanding 110,424,506 shares of Common Stock, leaving the Company (in the opinion of Management) with an insufficient number of shares of Common Stock available for issuance necessary for the Company to efficiently continue its operations. Accordingly, the Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 120,000,000 shares to 250,000,000 shares. The additional shares of Common Stock to be authorized for issuance upon the adoption of such amendment would possess rights identical to the currently authorized Common Stock. The stockholders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. All voting is on a non-cumulative basis. The stockholders of Common Stock do not have any preemptive rights, conversion rights, or applicable redemption or sinking fund provisions. The amendment to authorize the issuance of additional shares of Common Stock will not have any effect on the par value of the Common Stock. Nevertheless, the issuance of such additionally authorized shares of Common Stock would affect the voting rights of the current stockholders of the Company because there would be an increase in the number of outstanding shares entitled to vote on corporate matters, including the election of directors, if and when any such shares are issued in the future.

     An increase in the number of authorized shares of Common Stock will enable the Company to take advantage of various potential business opportunities through the issuance of the Company's securities, including, without limitation, issuing stock dividends to existing stockholders, providing equity incentives to employees, officers or directors, establishing certain strategic relationships with other companies and expand the Company's business or product lines through certain acquisitions of other businesses or products. The Company has no present plans or intentions to acquire any such businesses or products.

     In addition, the Company has entered into three transactions that obligate the Company to issue Common Stock or options to purchase Common Stock. The parties to such transactions have agreed to forgo their right to receive such Common Stock or options until such time as the stockholders of the Company approve the increase of the number of shares of Common Stock the Company is authorized to issue. Such approval would permit the Company to consummate these three transactions, which are summarized as follows:

     - Issuance to Dr. Leonard Bielory, the Company's Chairman and Scientific Director, of an option to purchase 18,000,000 shares of Common Stock, pursuant to the terms of the February 2000 Asset

       Purchase Agreement between the Company and Dr. Bielory. See "Certain Relationships and Related Transactions."

     - Vesting of options held by David Lieberman, the Company's President, to purchase an aggregate of 1,950,000 shares of Common Stock, which options Mr. Lieberman voluntarily agreed not to exercise until such time as the stockholders of the Company agree to increase the number of shares the Company is authorized to issue. See "Security Ownership of Certain Beneficial Owners and Management -- Note 2."

     - Issuance to C.J. Lieberman, brother of David Lieberman, of 18,000,000 shares of Common Stock, pursuant to the terms of the July 1999 Technology Purchase Agreement between the Company and C.J. Lieberman. See "Certain Relationships and Related Transactions."

                             BOARD RECOMMENDATIONS

     The Board of Directors believes that the approval of the foregoing three proposals are in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR such proposals.

                              2001 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its executive offices in New York, New York not later than March 20, 2001 for inclusion in the proxy statement for that meeting.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, mail and personal interviews, and the Company reserves the right to compensate outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

                                          By Order of the Board of Directors

                                                  /s/ DAVID LIEBERMAN
                                          --------------------------------------
                                          David Lieberman,
                                          President

June 18, 2000

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 18, 2000

                      ADVANCED PLANT PHARMACEUTICALS, INC.

        Know all men by these presents, that the undersigned hereby constitutes and appoints David Lieberman and Dr. Leonard Bielory the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote with respect to all of the shares of the common stock of Advanced Plant Pharmaceuticals, Inc., standing in the name of the undersigned at the close of business on May 22, 2000, at the Annual Meeting of Stockholders of the Company to be held on July 18, 2000, at The IDT Building, 520 Broad Street, 17th Floor, Newark, NJ 07102, at 11:00 a.m. local time, and at any and all adjournments thereof, with all the powers that the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows.

        This proxy is solicited by the Board of Directors of the Company.

        (Continued and to be signed on the reverse side.)

[X] PLEASE MARK YOUR VOTES AS THIS EXAMPLE

1.      Election of Directors. Nominees are:
        David Lieberman

                             [ ] FOR            [ ] AGAINST          [ ] ABSTAIN

        Dr. Leonard Bielory

                             [ ] FOR            [ ] AGAINST          [ ] ABSTAIN

(Instruction: To withhold authority to vote for any individual nominee, write that nominees name in the space provided below:
___________________________________)

2. Approval of appointment of Michael Finkelstein & Co. as the Company's auditors.

                             [ ] FOR            [ ] AGAINST          [ ] ABSTAIN

3. Approval of the amendment of the Certificate of Incorporation of the Company increasing the aggregate number of authorized shares of Common Stock, par value $.0007 per share, from 120,000,000 shares to 250,000,000 shares.


                             [ ] FOR            [ ] AGAINST          [ ] ABSTAIN

4. In their discretion upon such other measures as may properly come before the meeting, hereby ratifying and confirming all that said proxy may lawfully do or cause to be done by virtue hereof and hereby revoking all proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.

                             [ ] FOR            [ ] AGAINST          [ ] ABSTAIN

                        The shares represented by this proxy will be voted in the manner indicated, and if no instructions to the contrary are indicated, will be voted FOR all proposals listed above. Number of shares owned by undersigned
                        ___________.

                        Dated:_____________________________, 2000

                        ----------------------------------------
                        Signature of Stockholder(s)

                        ----------------------------------------
                        Signature of Stockholder(s)



IMPORTANT:   Please sign exactly as your name or names are printed here.
             Executors, administrators, trustees and other persons signing in a representative capacity should give full title.